Exhibit 99.1

FOR IMMEDIATE RELEASE

For:	MAF Bancorp, Inc.	Contacts:	Jerry A. Weberling, EVP and
	55th Street & Holmes Avenue		Chief Financial Officer
	Clarendon Hills, IL 60514		(630) 887-5999

www.mafbancorp.com	Michael J. Janssen,
Senior Vice President
(630) 986-7544

MAF BANCORP ANNOUNCES ADOPTION OF

STOCK REPURCHASE PROGRAM

Clarendon Hills, Illinois, February 2, 2006 - MAF Bancorp, Inc. (MAFB), announced today that it has adopted a stock repurchase plan under which the Company is authorized to repurchase up to 1.7 million shares of its common stock in the open market. The shares covered by the repurchase plan represent approximately 4.9% of the Company’s 34.4 million outstanding shares. The repurchased shares will be used in connection with the Company’s employee benefit plans and for other general corporate purposes.

MAF, which is headquartered in Clarendon Hills, Illinois, is the parent company of Mid America Bank, a federally chartered stock savings bank. The Bank operates a network of 82 banking offices throughout Chicago and Milwaukee and their surrounding areas. Offices in Wisconsin operate under the name “St. Francis Bank, a division of Mid America Bank.” The Company’s common stock trades on the Nasdaq Stock Market under the symbol MAFB.